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                                                                  EXHIBIT 99.17



                                                          [FILED STAMP]


                                 NO. 33701-01-01

JACK D. ROTTMAN,                           )        IN THE DISTRICT COURT OF
                                           )
               Plaintiff,                  )
                                           )
vs.                                        )
                                           )
SERVICE CORPORATION INTERNATIONAL,         )
ROBERT L. WALTRIP,                         )        ANGELINA COUNTY, TEXAS
L. WILLIAM HEILIGBRODT,                    )
GEORGE R. CHAMPAGNE,                       )
W. BLAIR WALTRIP,                          )
JAMES M. SHELGER,                          )
WESLEY T. MCRAE and                        )
PRICEWATERHOUSE COOPERS, L.L.P.,           )
                                           )
               Defendants.                 )        ______ JUDICIAL DISTRICT



             SERVICE CORPORATION INTERNATIONAL, ROBERT L. WALTRIP,
         L. WILLIAM HEILIGBRODT, GEORGE R. CHAMPAGNE, W. BLAIR WALTRIP,
                    JAMES M. SHELGER, AND WESLEY T. MCRAE'S
                  MOTION TO TRANSFER VENUE AND ORIGINAL ANSWER


       Defendants Service Corporation International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne, W. Blair Waltrip, James M. Shelger and Wesley T. McRae (collectively "SCI Defendants") file their Motion to Transfer Venue and Original Answer, as follows.

                            MOTION TO TRANSFER VENUE

       1. Pursuant to Texas Civil Practice and Remedies Code, Section 15.002(b), the SCI Defendants move this Court to transfer this case to Harris County, Texas. This request is made in the interest of justice and for the convenience of the parties and witnesses. The parties and witnesses will be inconvenienced by maintaining suit in Angelina County because the overwhelming majority of them are domiciled or located in Harris County, Texas. Consequently, maintaining suit in

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Angelina County will work an economic and personal hardship on the defendants, as they will be required to travel to and stay extended periods in Angelina County during the trial of this matter. If the case is transferred to Harris County, Texas, no such economic and personal hardship will result, as defendants' travel time and expense associated with participating in trial in the county of their residency or principal place of business will be virtually eliminated or at least greatly reduced. Moreover, the balance of interest of all parties predominates in favor of the action being brought in Harris rather than Angelina county. All counsel (save Plaintiff's counsel, Mr. Chandler) are located in Harris County, as are the overwhelming majority of the parties and witnesses. Transfer of this case from Angelina to Harris county will not work a hardship or injustice on any other party. Mr. Rottman may easily travel to Houston to prosecute his case where all the other Defendants and nearly all counsel (save Plaintiff's local Angelina counsel) are located. Harris County is a proper county for venue of this case because it is the county where all or substantial part of the events giving rise to the plaintiff's claims occurred. Harris is also the county of the defendants' residence, or location of their principal office at the time the cause of action accrued. Moreover, the present venue system does not favor the Plaintiff's choice of venue. For the foregoing reasons, the SCI Defendants respectfully request that the case be transferred to Harris County, Texas.

                                 GENERAL DENIAL

         2. The SCI Defendants deny each and every, all and singular, material allegations contained in Plaintiff's Original Petition as provided under Rule 92 and demand that this court require the Plaintiff to prove its charges and allegations as required by the Constitution and laws of this state. Without waiving the foregoing general denial, the SCI Defendants assert the following affirmative defenses.



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                              AFFIRMATIVE DEFENSES

         3. Plaintiff has failed to take reasonable steps to mitigate damages.

         4. Plaintiff's claims are barred by limitations.

         5. Plaintiff waived his claims.

         6. Plaintiff is estopped from asserting his claims.

         7. Plaintiff's claim for exemplary or punitive damages is barred because exemplary or punitive damages are not properly available and/or any award of exemplary or punitive damages is unconstitutional.

         8. Plaintiff's own conduct is the proximate cause of any damages sustained.

         9. Pursuant to Section 33A(2) of the Texas Securities Act, Plaintiff knew of any alleged untruth or omission.

         10. Pursuant to Section 33A(2) of the Texas Securities Act, the SCI Defendants did not know, and in the exercise of reasonable care, could not have known, of any alleged untruth or omission.

         WHEREFORE, premises considered, Service Corporation International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne, W. Blair Waltrip, James M. Shelger and Wesley T. McRae pray that a take-nothing judgment be entered against the Plaintiff in this case, that the Plaintiff's claims be dismissed with prejudice to refile the same, and that Service Corporation



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International, Robert L. Waltrip, L. William Heiligbrodt, George R. Champagne,
W. Blair Waltrip, James M. Shelger and Wesley T. McRae receive any and all further relief to which they are entitled. Respectfully submitted,

                                  Bracewell & Patterson, L.L.P.


                                  By: /s/ J. CLIFFORD GUNTER III
                                     --------------------------------------
                                       J. Clifford Gunter III
                                       State Bar No. 08627000

                                       C. Thomas Kruse
                                       State Bar No. 11742535

                                       Michael D. Hopkins
                                       State Bar No. 00793977

                                       South Tower Pennzoil Place
                                       711 Louisiana, Suite 2900
                                       Houston, Texas 77002-2781
                                       Telephone:  (713) 223-2900
                                       Facsimile:  (713) 221-1212

                                  Counsel for Defendants Service Corporation
                                  International, Robert L. Waltrip, L. William
                                  Heiligbrodt, George R. Champagne, W. Blair
                                  Waltrip, James M. Shelger and Wesley T. McRae


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                             CERTIFICATE OF SERVICE

         I hereby certify that a true and correct copy of the foregoing document has been forwarded via certified mail, return receipt requested, on this 18th day of January, 2001 to:

                           Mark L.D. Wawro
                           Harry P. Susman
                           Susman Godfrey L.L.P.
                           1000 Louisiana St., Suite 5100
                           Houston, Texas 77002

                           George Chandler
                           Law Offices of George Chandler
                           (P. O. Box 340, Lufkin, Texas 75901)
                           207 East Frank Street, Suite 105
                           Lufkin, Texas 75902

                           Attorneys for Plaintiff,
                           Jack D. Rottman


                           Harry M. Reasoner
                           James A. Reeder, Jr.
                           Vinson & Elkins L.L.P.
                           1001 Fannin Street #2300
                           Houston, Texas 77002-6760

                           Steve Roper
                           Zeleskey, Cornelius, Hallmark,
                             Roper & Hicks, L.L.P.
                           P. O. Box 1728
                           Lufkin, Texas 75902-1728

                           Attorneys for Defendant
                           Pricewaterhouse Coopers LLP


                                          /s/ C. THOMAS KRUSE
                                         --------------------------------------
                                         C. Thomas Kruse





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